SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K and FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Capital Lease Funding, Inc. is filing a Form 8-K/A to amend its earlier Form 8-K filing on January 11, 2005 to add pro forma financial information, and is filing a Form 8-K to report a long-term financing transaction completed on February 25, 2005 and to report executive officer compensation determinations made by the Company’s compensation committee on March 1, 2005.

Item 1.01	Entry into a Material Definitive Agreement.

Cadbury Schweppes Financing.

On February 25, 2005, we obtained long-term financing for the real property we acquired on January 6, 2005, which is net leased to Cadbury Schweppes Holdings (U.S.), a wholly-owned subsidiary of Cadbury Schweppes PLC (the “Property”). This financing was obtained through separate promissory notes made by CLF Parsippany LLC (“CLF Parsippany”), a single purpose entity of which Caplease, LP, our wholly-owned subsidiary, is the sole member. We consolidate the assets, liabilities and results of CLF Parsippany for accounting purposes. The payment terms of the notes are summarized below:

Note	Payee	Original Principal Amount	Interest Rate	Maturity Date

Real estate note	Wachovia Bank, N.A.	$36,000,000	5.26%	March 11, 2015
Corporate credit note	Caplease, LP	$4,047,559	5.26%	March 11, 2015

Debt service on the notes is payable monthly. Only interest is payable on the real estate note during the first 12 months of the loan term. The real estate note requires a balloon payment of approximately $30.1 million at maturity, while the corporate credit note is fully amortizing. We generally may not prepay the notes, but we may defease them beginning in April 2009.

The notes are generally non-recourse to us but are secured by a mortgage on the property and an assignment of the underlying lease and rents on the Property. The notes generally include non-recourse exceptions for certain losses, damages or expenses to the lender, including those incurred as a result of the following:

•	waste to the mortgaged property or damage to the mortgaged property as a result of our intentional misconduct or gross negligence;

•	the existence of hazardous substances or randon on the mortgaged property of the failure to comply with environmental laws or regulations with respect to the mortgaged property; and

•
a fraud or material misrepresentation committed by us or any person authorized to act on our behalf or the failure of us or anyone authorized to make statements on our behalf to disclose a material fact.

The notes become fully recourse if we fail to comply with covenants prohibiting us from transferring or further encumbering the mortgaged property or requiring us to take (or refrain from taking) various actions in order to preserve CLF Parsippany’s status as a single-purpose entity.

Each note is subject to customary events of default, including the failure to pay principal and/or interest on the note, our failure to comply with our obligations under the loan documents (subject to our right to remedy defaults that may be cured) or the determination that any representation or warranty made in the loan documents is false or misleading in any material respect. Upon such event of default, each note will, at the option of the payee, become immediately due and payable.

Wachovia Investors, Inc., an affiliate of Wachovia Bank, owns approximately 3.7% of our outstanding common stock. We have entered in to a master repurchase agreement with Wachovia Bank to finance our asset investments on a short-term basis. From time to time, we may sell net lease assets to Wachovia Bank or its affiliates on what we believe are fair market terms. In addition, Wachovia Bank acts as servicer of our net lease loan assets and the transfer agent of our common stock.

Executive Officer Compensation.

On March 1, 2005, the Compensation Committee of our Board of Directors approved base salary increases for certain of our named executive officers (as reflected in the summary compensation table in the final prospectus for our initial public offering) and 2004 cash bonus awards for all of our named executive officers.

The following revised base salaries were approved for 2005:

Paul H. McDowell	$335,000
Shawn P. Seale	$290,000
Robert C. Blanz	$215,000

The following cash bonus awards with respect to the year ended December 31, 2004 were approved by the Committee:

Paul H. McDowell	$275,000
William R. Pollert	$160,000
Shawn P. Seale	$250,000
Robert C. Blanz	$240,000
Michael J. Heneghan	$185,000

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on February 25, 2005, we obtained long-term financing for the real property we acquired on January 6, 2005 which resulted in the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

The following pro forma financial information and exhibits are filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2004;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004;

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited); and

•	the Statement of Estimated Taxable Operating Results and Estimated Cash to be Made Available by Operations (unaudited) for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated balance sheet of Capital Lease Funding, Inc. (the “Company”) as of September 30, 2004 assumes the Company’s acquisition of the Property had been consummated on September 30, 2004. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004 assume the Company’s acquisition of the Property occurred on January 1, 2003. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisition had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2003 historical financial statements as included in the final prospectus for our initial public offering (filed with the SEC on March 19, 2004) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

The unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the acquisition occurred as of the dates and for the periods indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Company.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2004
(Unaudited, in thousands)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma

Assets

Cash and cash equivalents	$12,286	$(12,250)	(a)	$36
Mortgage loans held for investment	181,386	–		181,386
Real estate investments, at cost:
Land	14,965	12,000	(a)	26,965
Building and improvements	86,012	36,134	(a)	122,146
Less: Accumulated depreciation	(240)	–		(240)
Real estate investments, net	100,737	48,134	(a)	148,871

Securities available for sale	79,093	–		79,093
Structuring fees receivable	4,560	–		4,560
Receivables and other assets	4,784	116	(b)	4,900
Accrued rental income	142	–		142
Furniture, fixtures and equipment (net of depreciation)	233	–		233
Total Assets	$383,221	$36,000		$419,221

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$1,611	-		$1,611
Deposits and escrows	23,994	-		23,994
Due to servicer and dealers	4,734	-		4,734
Repurchase agreement obligation due to affiliates and members	94,812	-		94,812
Mortgages on real estate investments	–	36,000	(b)	36,000
Derivative liabilities	7,202	-		7,202
Dividends payable	2,749	-		2,749
Total Liabilities	135,102	36,000		171,102

Commitments and contingencies	–	-		–

Stockholders' equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding	–	-		–
Common stock, $0.01 par value, 500,000,000 shares authorized, 27,491,700 shares issued and outstanding at September 30, 2004	275	-		275

Additional paid in capital	256,201	-		256,201

Accumulated other comprehensive income (loss)	(4,639)			(4,639)

Deferred compensation expense	(1,976)	-		(1,976)

Retained earnings	(1,742)	-		(1,742)
Total Stockholders' Equity	248,119	–		248,119
Total Liabilities and Stockholders' Equity	$383,221	$36,000		$419,221

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma

Revenues:
Interest income from mortgage loans and securities	$7,317	–		$7,317
Gain on sales of mortgage loans and securities	11,652	–		11,652
Rental revenue	–	3,800	(c)	3,800
Other revenue	151	–		151
Total revenues	19,120	3,800		22,920
Expenses:
Interest expense	1,219	–		1,219
Interest expense to affiliates	838	1,930	(b)	2,768
Loss on derivatives and short sales of securities	3,129	–		3,129
General and administrative expenses	7,187	–		7,187
Property expenses	–	30	(c)	30
Depreciation and amortization expense on real property	–	903	(d)	903
Loan processing expenses	114	–		114
Total expenses	12,487	2,863		15,350
Net income	$6,633	$937		$7,570
Pro forma earnings per share (unaudited):
Net income per share, basic and diluted	$1.61			$1.84
Weighted average number of shares outstanding, basic and diluted	4,108			4,108

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2004
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma

Revenues:
Interest income from mortgage loans and securities	$8,507	–		$8,507
Gain on sales of mortgage loans and securities	229	–		229
Rental revenue	903	2,850	(c)	3,753
Other revenue	142	–		142
Total revenues	9,781	2,850		12,631
Expenses:
Interest expense	426	–		426
Interest expense to affiliates	449	1,448	(b)	1,897
Loss on derivatives and short sales of securities	724	–		724
General and administrative expenses	6,063	–		6,063
General and administrative expenses-stock based compensation	3,500	–		3,500
Property expenses	–	22	(c)	22
Depreciation and amortization expense on real property	240	678	(d)	918
Loan processing expenses	121	–		121
Total expenses	11,523	2,147		13,670
Net (loss) income	$(1,742)	$702		$(1,040)
Pro forma earnings per share (unaudited):
Net loss per share, basic and diluted	$(0.09)			$(0.05)
Weighted average number of shares outstanding, basic and diluted	20,323			20,323

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition of an office and technology center in Hanover Township, Morris County, New Jersey (the “Property”) net leased to Cadbury Schweppes Holdings (U.S.), an unaffiliated third party, by Capital Lease Funding, Inc.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of September 30, 2004 as adjusted for the acquisition of the Property as if the transaction had occurred on September 30, 2004.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 combines the historical operations of the Company with the expected operations of the Property as if the transaction had occurred on January 1, 2003.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)
Adjustment to reflect the Company’s purchase of the Property, for approximately $48.1 million, inclusive of acquisition and closing costs. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price. See Note 2(c).

(b)
Adjustment to reflect the Company’s long-term financing on the Property. Subsequent to the purchase date and during February 2005, the Company obtained long-term mortgage financing on the Property with Wachovia Bank, N.A., in the principal amount of $36.0 million at an interest rate of 5.26%. Inclusive of costs incurred related to the financing, the Company’s effective interest rate on the financing is 5.30%. The mortgage loan with Wachovia Bank, N.A. requires monthly payment of interest only during the first twelve months of the loan term and interest and principal during the remaining term, with a maturity date of March 2015.

(c)
Adjustment required for the estimated rental revenues and operating expenses for the Property. Operating expenses include estimated unreimbursed property expenses. Rental income is recognized on a straight-line basis. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

(d)
Adjustment required to reflect depreciation on the Property, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the Property using the straight-line method with an estimated useful life of 40 years. As discussed in Notes 2(a) and 2(c), the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation.

Capital Lease Funding, Inc. and Subsidiaries
Statement of Estimated Taxable Operating Results
and Estimated Cash to be Made Available by Operations
Year Ended December 31, 2003
(unaudited, in thousands)

Revenues	$22,520
Expenses:
Interest expense	1,219
Interest expense to affiliates	2,768
Loss on derivatives and short sales of securities	3,129
General and administrative expenses	7,187
Property expenses	30
Depreciation and amortization expense on real property	927
Loan processing expenses	114
Total expenses	15,373
Estimated taxable operating income	7,147
Add back: Depreciation and amortization expense on real property	927
Estimated cash to be made available by operations	$8,073

Capital Lease Funding, Inc. and Subsidiaries
Notes to Statement of Estimated Taxable Operating Results
and Cash to be Made Available by Operations
(Unaudited)

1.	Basis of Presentation

The accompanying statement of estimated taxable operating results and cash to be made available by operations represents an estimate of the taxable operating results and cash to be made available by operations expected to be generated by the Company, including the operations of its property acquisition in Hanover Township, Morris County, New Jersey, based upon the pro forma consolidated statement of operations for the year ended December 31, 2003. These estimated results do not purport to represent future results of operations for the Company and its Hanover Township, Morris County, New Jersey property acquisition, and were prepared on the basis described herein.

Depreciation has been estimated based upon an allocation of the purchase price of the Property to land (25%) and building (75%) and assuming, for tax purposes, a 39-year useful life applied on a straight-line basis.

No income taxes have been provided because the Company is organized and operates in such a manner so as to qualify as a Real Estate Investment Trust (“REIT”) under the provisions of the Internal Revenue Code. According, the Company generally will not pay Federal income taxes provided that distributions to its stockholders equal at least the amount of its REIT taxable income as defined under the Internal Revenue Code.

(c) Exhibits.

Exhibit	Description

10.1	Promissory Note, dated February 25, 2005, of CLF Parsippany LLC in favor of Wachovia Bank, National Association
10.2	Promissory Note, dated February 25, 2005, of CLF Parsippany LLC in favor of Caplease, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

Date: March 3, 2005	By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note, dated February 25, 2005, of CLF Parsippany LLC in favor of Wachovia Bank, National Association
10.2	Promissory Note, dated February 25, 2005, of CLF Parsippany LLC in favor of Caplease, LP